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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CommScope, Inc. and subsidiaries ("CommScope") of our report dated March 12, 2004 relating to the financial statements and financial statement schedule of OFS BrightWave, LLC, which appears in the Annual Report on Form 10-K/A of CommScope, Inc. and subsidiaries for the year ended December 31, 2003.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
June 18, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM